EXHIBIT 99.1
------------



                          KAANAPALI LAND, LLC
                       900 North Michigan Avenue
                        Chicago, Illinois 60611
                             312-915-1980


                            SPECIAL REPORT

                                                        May 2, 2006

To All Class A Shareholders:

     As you may be aware, Sutter Capital Management, LLC and MacKenzie Patterson Fuller, LP (the "Bidders") have jointly commenced an unsolicited offer (the "Offer") to the holders (the "Shareholders") of Class A Shares in Kaanapali Land, LLC (the "Company") to purchase up to 8,000 Class A Shares (approximately 4.9%) of the outstanding Class A Shares in the Company for $1 (one dollar) per share. Each of the Bidders are unaffiliated with the Company.

     Based on its analysis, Pacific Trail Holdings, LLC, the Manager of the Company, has determined that THE OFFER IS INADEQUATE AND NOT IN THE BEST INTERESTS OF SHAREHOLDERS. ACCORDINGLY, THE MANAGER RECOMMENDS THAT SHAREHOLDERS NOT ACCEPT THE OFFER AND NOT TENDER THEIR CLASS A SHARES TO THE BIDDERS.

     . THE OFFER PRICE OF $1 (ONE DOLLAR) PER SHARE IS MATERIALLY BELOW THE $35 PER SHARE AMOUNT WHICH THE COMPANY OFFERED TO PROVIDE IN LIEU OF CLASS A SHARES IN ITS 2002 PLAN OF REORGANIZATION. In the Plan of Reorganization of Amfac Hawaii, LLC (the predecessor to the Company), which plan was confirmed by order of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, on July 29, 2002, each Shareholder had the option of electing to receive $35 in cash in lieu of each Class A Share in the Company. THE MANAGER CURRENTLY ESTIMATES IN GOOD FAITH THAT THE VALUE PER CLASS A SHARE IS NOT LESS THAN $35. THERE CAN BE NO ASSURANCE, HOWEVER, THAT SHAREHOLDERS WILL ULTIMATELY RECEIVE DISTRIBUTIONS EQUAL TO OR IN EXCESS OF THAT AMOUNT.

     . The Company believes that the Class A Shares are an illiquid investment whose full value presently can only be realized by a Shareholder who retains his/her Class A Shares through the liquidation and winding up of the Company.

     . A tender of Class A Shares to the Bidders will be irrevocable. Accordingly, a Shareholder will have no right to withdraw his/her Class A Shares once they have been tendered to the Bidders.

     In general, a sale of Class A Shares pursuant to the Offer will constitute a taxable event. A Shareholder should consult his/her own tax advisor prior to accepting the Offer and tendering his/her Class A Shares.

     IF YOU WISH TO RETAIN YOUR CLASS A SHARES AND YOU HAVE NOT ALREADY TENDERED THEM PURSUANT TO THE OFFER, YOU NEED NOT TAKE ANY ACTION REGARDING THE OFFER.

     After the date hereof, the Manager, on behalf of the Company, expects to provide any further or updated positions of the Company regarding the Offer, any amended terms of the Offer or any subsequent offers for less than 5% of the outstanding Class A Shares by other unaffiliated third parties by filing a report on Form 8-K with the Securities and Exchange Commission ("SEC"), which report may be accessed at the SEC's website at www.sec.gov by searching under Kaanapali Land, LLC. However, should you desire to obtain a paper copy of any such filing, you may do so in writing addressed to the Company's Investor Services Department at 900 N. Michigan Avenue, Suite 1400, Chicago, Illinois 60611 or by calling (312) 915-1980.


                            Very truly yours,

                            KAANAPALI LAND, LLC

                            By:   Pacific Trail Holdings, LLC,
                                  Manager

                            By:   Gary Nickele
                                  President




This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations about its businesses and the markets in which the Company operates. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expresses or implied by such forward-looking statements. Actual operating results may be affected by various factors including, without limitation, changes in national and Hawaiian economic conditions, competitive market conditions, uncertainties and costs related to the imposition of conditions on receipt of governmental approvals, uncertainties relating to the costs of resolving known and unknown claims against the Company and costs of material and labor, and actual versus projected timing of events all of which may cause such actual results to differ materially from what is expressed or forecast in this report. You should read the discussion of Risk Factors in our Annual Report on Form 10-K for a more detailed discussion of these items.